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                                                                    Exhibit 3(a)


                             UNDERWRITING AGREEMENT
                             ----------------------


        AGREEMENT made this ____ day of _____________, 1992, by and among Providentmutual Life and Annuity Company of America, a Pennsylvania corporation ("Providentmutual"), PML Securities Company, a Pennsylvania corporation ("PML"), and the Providentmutual Variable Annuity Separate Account, ("Variable Account"), a separate investment account of Providentmutual.

                                  WITNESSETH:

        WHEREAS, Providentmutual has established and maintains the Variable Account pursuant to the laws of Pennsylvania, for the purpose of selling variable annuity contracts ("Contracts"), the sale of which is to commence after the effective date of the Registration Statement filed with the Securities and Exchange Commission ("Commission") on Form N-4 pursuant to the Securities Act of 1933 ("1933 Act") ; and

        WHEREAS, the Variable Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"); and

        WHEREAS, PML is registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD") ; and

        WHEREAS, Providentmutual, the Variable Account and PML wish to enter into an agreement to have PML act as Providentmutual's principal underwriter for the sale of the Contracts through the Variable Account;

        NOW, THEREFORE, the parties agree as follows:

                            A. DISTRIBUTION SERVICES
                               ---------------------

        1. PML represents that it is duly registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to offer the Contracts, shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction.

        2. PML shall act as the principal underwriter for the sale of Contracts to the public, during the term of this Agreement, in each state and other jurisdictions in which such Contracts may lawfully be sold. PML shall offer the Contracts for sale and distribution under guidelines established by Providentmutual. PML agrees to use its best efforts to solicit applications for the Contracts at its own expense, and otherwise perform all duties and functions which are necessary and proper for the distribution of the Contracts; provided, however, PML shall not be obligated to sell any specific number of Contracts. Completed

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applications for Contracts shall be transmitted directly to Providentmutual for acceptance or rejection in accordance with underwriting rules established by Providentmutual. All premium payments under the Contracts shall be made by check payable to Providentmutual and shall be transmitted promptly in full by PML or its representatives to Providentmutual.

        3. PML shall be fully responsible for training, supervising and controlling its representatives soliciting applications for Contracts, for taking all necessary and appropriate steps to ensure compliance by PML and its representatives on a continuous basis with the NASD Rules of Fair Practice, federal and state securities law requirements and all other applicable laws and regulations concerning the offer and sale of Contracts (and the riders and other contracts offered in connection therewith), and for ensuring that its representatives are duly and appropriately licensed or otherwise qualified for the offer and sale of the Contracts under the federal securities laws and any applicable securities, insurance or other laws of each state or other jurisdiction in which the Contracts may be lawfully sold.

        4. Providentmutual agrees that during the term of this Agreement it will take any action which is required to cause the Contracts to comply as an insurance product and a registered security with all applicable federal and state laws and regulations.

        5. PML agrees that it will execute such papers and do such acts as shall from time to time be reasonably requested by Providentmutual for the purpose of
(a) maintaining the registration of the Contracts under the 1933 Act and the Variable Account under the 1940 Act, and (b) qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state.

        6. PML is hereby authorized to enter into separate written agreements, on such terms and conditions as PML may determine which are not inconsistent with this Agreement, with one or more organizations which agree to participate in the distribution of the Contracts. Such organization (hereafter "Broker") shall be registered both as a broker/dealer under the 1934 Act and as a member of the NASD. All such sales agreements shall provide that each Broker will assume full responsibility for continued compliance by itself and its representatives with applicable federal and state securities laws, including but not limited to training, supervision and control of its representatives engaged in the distribution of the Contracts. PML shall obtain the approval of Providentmutual prior to entering into an agreement with any such organization. All Brokers shall act as independent contractors and nothing herein shall constitute such Brokers or their agents

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or employees as employees of Providentmutual in connection with the sale of the
Contracts.

        7. PML shall take reasonable steps to ensure that any Broker and its representatives soliciting applications for Contracts shall be duly and appropriately licensed, registered or otherwise qualified for the sale of such Contracts (and the riders and other contracts offered in connection therewith) under the state insurance laws, the federal securities laws, and any applicable blue-sky laws of each state or other jurisdiction in which Providentmutual is licensed to sell the Contracts.

        8. PML shall take reasonable steps to ensure that each Broker trains, supervises and controls its representatives in compliance with applicable laws and regulations including, but not limited to (a) conducting such training (including the preparation and utilization of training materials as in the opinion of PML is necessary to accomplish the purposes of this Agreement and (b) establish and implement reasonable written procedures for supervision of sales practices of agents, representatives or brokers selling the Contracts. Each Broker shall assume any legal responsibilities of Providentmutual for the acts, commissions, omissions, or defalcations of such representatives insofar as they relate to the sale of the Contracts. Applications for Contracts solicited by a Broker through its agents or representatives shall be transmitted directly to Providentmutual, and if received by PML, shall be forwarded to Providentmutual. All premium payments under the Contracts shall be made by check payable to Providentmutual and remitted promptly to Providentmutual as agent for PML.

        9. Providentmutual shall undertake to appoint the qualified representatives of PML or any Broker appointed by PML as life insurance agents of Providentmutual and shall apply for proper licenses in the appropriate states or jurisdictions for these proposed agents. Providentmutual reserves the right to refuse to appoint any proposed agent, or once appointed to terminate the same.

                        B. COMPLIANCE AND RECORDKEEPING
                           ----------------------------

        1. PML is authorized to appoint the organizations described in paragraph 6 of Article A above as independent general agents of Providentmutual for the sale of the Contracts. PML is responsible for ensuring that Brokers are duly qualified, under the insurance laws of the applicable jurisdictions, to sell the Contracts.

        2. Providentmutual and PML wish to ensure that Contracts sold by PML will be issued to purchasers for whom the Contracts


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will be suitable. PML shall take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contracts is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant concerning the applicant's retirement and financial needs, objectives and situation. PML is not authorized to give any information or to make any representations concerning the Contracts other than those contained in the current prospectus filed with the Commission or in such sales literature as may be authorized by Providentmutual.

        3. Providentmutual, at its sole expense, shall have the responsibility for furnishing PML and its representatives with prospectuses, financial statements, sales promotion materials as well as individual sales proposals related to the sale of the Contracts, and other documents which PML reasonably requests for use in connection with the distribution of the Contracts. Providentmutual shall have responsibility for preparing, filing with the appropriate federal and state regulatory authorities and printing all required prospectuses and/or registration statements in connection with the Contracts and the payments of all related expenses. PML shall not use any sales materials that have not been approved by Providentmutual; provided, however, that PML shall have responsibility for approving and filing all sales literature and advertisements with the NASD and the Commission as required by law or rule.

        4. On behalf of PML, Providentmutual shall cause to be maintained and preserved, for the periods prescribed, such accounts, books and other documents as are required of Providentmutual and PML by the 1934 Act, any applicable releases issued by the Commission under the federal securities laws, and any other applicable laws and regulations in connection with the offer and sale of the Contracts. The books, accounts and records of Providentmutual, the Variable Account and PML as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. Providentmutual shall maintain, on behalf of and as agent for PML, such books and records of PML pertaining to the offer and sale of the Contracts and required by the 1934 Act as may be mutually agreed upon from time to time by Providentmutual and PML, including but not limited to maintaining a record of representatives licensed, registered and otherwise qualified under the federal securities laws to sell the Contracts and of the payments of commissions and service fees made to such representatives; provided that such books and records shall be the property of PML and shall at all times be subject to such reasonable peri-



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odic, special or other inspection or examination by the Commission and all other regulatory bodies having jurisdiction. Providentmutual, on behalf of and as agent for PML, shall be responsible for sending all required confirmations on customer transactions upon or before completion thereof in compliance with applicable laws and regulations, as modified by an exemption or other relief obtained by Providentmutual, and any applicable releases issued by the Commission under the federal securities laws. Such confirmation, unless modified by an exemption or other relief obtained by Providentmutual, shall reflect the facts of the transaction, and the form thereof will show that it is being sent on behalf of PML acting in the capacity of agent for Providentmutual.

        5. Providentmutual and the Variable Account shall own and control all pertinent records relating to the variable annuity operations required to be prepared and maintained under the 1940 Act and applicable rules and regulations thereunder. PML agrees that all accounts and records which it maintains for Providentmutual and the Variable Account shall be the property of Providentmutual and the Variable Account and that it will surrender promptly to the designated officers of Providentmutual any or all such accounts and records upon request. Providentmutual, the Variable Account or the authorized representative of said parties shall have the right to copy any such records in the possession of PML Such accounts and records shall be available to properly constituted governmental authorities as required by federal and state law and/or regulation. PML shall cause Providentmutual to be furnished with such reports as Providentmutual may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of the Commonwealth of Pennsylvania and any other applicable states or jurisdictions.

        6. PML and Providentmutual agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with Contracts distributed under this Agreement. PML and Providentmutual further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceeding or judicial proceeding with respect to Providentmutual, PML, their affiliates and their agents or representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with Contract distributed under this Agreement. Without limitation:

                (a) PML will be notified promptly of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding or judicial proceeding received by Providentmutual with respect to PML or any agent or representative or which may affect



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        Providentmutual's issuance of any Contract marketed under this
        Agreement.

                (b) PML will promptly notify Providentmutual of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding received by PML or its affiliates with respect to PML or any agent or representative in connection with any Contract distributed under this Agreement or any activity in connection with any such Contract.

                (c) In the case of a substantive customer complaint, PML and Providentmutual will cooperate in investigating such complaint and any response to such complaint will be sent to the other party to this Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that, if a more prompt response is required, the proposed response shall be communicated by telephone or telecopy.

                                C. COMPENSATION
                                   ------------

        1. On behalf of PML, Providentmutual shall arrange for the payment of commissions directly to those registered representatives of PML who are entitled thereto in connection with the sale of the Contracts in the amounts and on such terms and conditions as Providentmutual and PML shall determine. Providentmutual will pay the difference between the amount of the commissions payable with respect to a Contract and the amount paid to the registered representative for such Contract to PML for expenses associated with distribution and marketing of Contracts and supervision of its registered representatives. (See Schedule A.)

        2. Providentmutual shall arrange for the payment of commissions directly to those Brokers who sell Contracts under Agreements entered into pursuant to paragraph 6 of Article A above, in amounts as may be agreed to by Providentmutual and specified in such written agreements.

        3. Providentmutual shall reimburse PML for the costs and expenses incurred by PML in furnishing or obtaining the services, materials and supplies required by the terms of this Agreement in the initial sales efforts and the continuing obligations hereunder.

        4. Notwithstanding anything in this Agreement to the contrary, no representative of PML or any Broker shall have an interest in any deductions or other fees payable to PML.

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                                D. MISCELLANEOUS
                                   -------------


        1. This Agreement shall be effective upon the execution hereof. This
Agreement:

                (a) shall automatically be terminated in the event of its assignment, unless prior written consent of Providentmutual to such assignment is obtained;

                (b) may be terminated by any party at any time upon 60 days' written notice to the other parties hereto;

                (c) may be terminated upon written notice of a party to another party hereto in the event of bankruptcy or insolvency of such party to which notice is given; and

                (d) may be terminated at any time upon the mutual written consent of the parties hereto;

                (e) may be terminated for "cause" at any time by Providentmutual. "Cause" is defined and limited for this purpose to mean willful misfeasance, bad faith, or gross negligence by PML in the performance of its duties or reckless disregard by it of its obligations and duties under this Agreement.

Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligations to settle accounts hereunder, including payments or premiums or contributions subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by Providentmutual prior to termination, and all commissions attributable thereto.

        2. In the event of termination for any reason, all records shall promptly be returned to Providentmutual free from any claim or retention of rights by PML.

        3. PML shall not disclose or use any records of information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized herein and, further, PML will keep confidential any information obtained pursuant to the service relationship set forth herein and disclose such information only if Providentmutual has authorized such disclosure or such disclosure is expressly required by applicable federal or state regulatory authorities.






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        4. PML shall submit to all regulatory and administrative bodies having jurisdiction over the operations of Providentmutual and/or the Variable Account, present or future, any materials reasonably related to the administrative and marketing services provided hereunder and any other information, reports or other material, as may be requested or required by any governmental agency having jurisdiction.

        5. PML shall act as an independent contractor and nothing herein contained shall constitute PML or its agents or employees as employees of Providentmutual in connection with the sale of the Contracts.

        6. PML shall be liable for its own misconduct and negligence.

        7. The services of PML hereunder are not to be deemed exclusive and PML shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby.

        8. This Agreement shall be subject to the provisions of the 1940 Act and the 1934 Act and the rules, regulations, and rulings thereunder and of the applicable rules and regulations of the NASD, from time to time in effect including such exemptions from the 1940 Act as the Commission may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the foregoing, the terms "assign" or "assignment" shall not include any transaction exempted from section 15(b) (2) of the 1940 Act.

        9. A copy of this Agreement shall be furnished to the Commission.

        10. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania.


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        11. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            PML SECURITIES COMPANY


ATTEST:                                      BY:
        -----------------------------------    -------------------------------


                                               PROVIDENTMUTUAL LIFE AND
                                               ANNUITY COMPANY OF AMERICA


ATTEST:                                      BY:
        -----------------------------------    -------------------------------


                                               THE PROVIDENTMUTUAL VARIABLE
                                               ANNUITY SEPARATE ACCOUNT


ATTEST:                                      BY:
        -----------------------------------    -------------------------------






















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                                  SCHEDULE "A"


As compensation for the sale of Contracts by registered representatives of PML, Providentmutual will pay a commission to PML equal to 6% of the initial premium payment for each Contract sold and 2% of each subsequent premium payment for such Contract.

PML shall pay each of its registered representatives selling a Contract, either directly or through Providentmutual acting on behalf of PML, 4% of the initial premium payment for such Contract and 2% of each subsequent premium payment for such Contract.














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